Exhibit 5(a)

[TEP Letterhead]

May 15, 2015

Tucson Electric Power Company

88 East Broadway Boulevard

Tucson, AZ 85701

Re:	Tucson Electric Power Company’s Registration Statement on Form S-4

Ladies and Gentlemen:

I am Vice President and General Counsel of Tucson Electric Power Company, an Arizona corporation (the “Company”), and have acted as counsel for the Company in collaboration with Morgan, Lewis & Bockius LLP in connection with the filing of the referenced Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer by the Company to exchange (the “Exchange Offer”) up to $300,000,000 aggregate principal amount of the Company’s 3.05% Senior Notes due 2025 (the “Old Notes”) for a like principal amount of the Company’s 3.05% Senior Notes due 2025 (the “Exchange Notes”) which will be registered under the Securities Act.

The Old Notes have been, and the Exchange Notes will be, issued pursuant to an indenture, dated as of November 1, 2011, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the officer’s certificate dated as of February 27, 2015 supplementing the indenture and establishing the terms of the Old Notes and the Exchange Notes (the indenture and officer’s certificate are collectively referred to herein as the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

In connection with this opinion letter, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, the Old Notes and the Exchange Notes, (iii) the Registration Statement and the prospectus included therein (the “Prospectus”), (iv) the Indenture and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, resolutions, instruments, certificates, records and documents.

I have also assumed for purposes of the opinions expressed below that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and that the Indenture constitutes a legal, valid and binding obligation of the Trustee.

Based upon the foregoing, I am of the opinion that:

(1) the Company is a corporation validly existing and in good standing under the laws of the State of Arizona; and

(2) the Exchange Notes have been duly authorized and, when the Exchange Notes have been duly executed, authenticated, issued and delivered against receipt of the Old Notes in accordance with the provisions of the Indenture and the Exchange Offer described in the Prospectus, the Exchange Notes will be legally issued and binding obligations of the Company.

I hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus. In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

This opinion is limited to the laws of the States of Arizona and New York and the federal laws of the United States of America. As to all matters of New York law I have, with your consent, relied upon the opinion of even date herewith rendered to you by Morgan, Lewis & Bockius LLP of New York, New York, counsel to the Company, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.

Morgan, Lewis & Bockius LLP is authorized to rely upon this letter as to the matters of Arizona law as if this letter were addressed to them.

Very truly yours,

/s/ Todd C. Hixon
Todd C. Hixon, Esq.

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